United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

April 26, 2012

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas		71730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on April 26, 2012. Matters voted upon were (1) election of Class I directors; (2) ratification of the Board’s appointment of KPMG LLP as the Company’s independent auditors for 2012; (3) consideration and approval of an amendment to extend the Deltic Timber Corporation 2002 Stock Incentive Plan for ten years to April 26, 2022; and (4) advisory approval of the Company’s executive compensation regarding the Company’s named executive officers.

The final results of voting for each of the matters submitted to the shareholders are as follows:

(1)	Election of Class I Directors for a three year term:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ray C. Dillon	11,266,553	269,355	593,255
Robert C. Nolan	11,268,679	267,229	593,255
Robert B. Tudor, III	11,286,216	249,692	593,255

(2)	Ratification of the appointment of KPMG LLP as the independent auditors:

Votes For	11,990,409
Votes Against	129,789
Votes Abstained	8,965

(3)	Approval of an amendment to extend the Deltic Timber Corporation 2002 Stock Incentive Plan for ten years to April 26, 2022:

Votes For	9,186,608
Votes Against	2,170,698
Votes Abstained	178,602
Broker Non-Votes	593,255

(4)	Advisory approval of the Company’s executive compensation regarding the Company’s named executive officers.

Votes For	8,051,163
Votes Against	3,300,376
Votes Abstained	184,369
Broker Non-Votes	593,255

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ Jim F. Andrews, Jr.
Jim F. Andrews, Jr., Secretary

Date: April 26, 2012